NJR Contacts:
Joanne Fairechio, Director, Investor Relations	732-378-4967
Dennis Puma, Director, Investor Relations	732-938-1229
Jamie Kent, Treasurer	732-938-1093

August 17, 2015

SUMMARY OF THE IROQUOIS GAS TRANSMISSION SYSTEM TRANSACTION

OVERVIEW

NJR Midstream, a subsidiary of New Jersey Resources (NYSE: NJR), announced today it has entered in to an agreement to exchange its 5.53 percent equity ownership in the Iroquois Gas Transmission System, LP (IGTS) for approximately 1.8 million partnership units, with a market value totaling $61.1 million, in Dominion Midstream Partners, LP (NYSE: DM), a master limited partnership. NJR Midstream was one of the original owners of the Iroquois Pipeline; the first pipeline to bring natural gas from Canada to the Northeast.

IGTS is a 416-mile, FERC-regulated natural gas transmission pipeline that extends from the Canada-United States border near Waddington, New York to South Commack, NY on Long Island and Hunts Point, NY in the Bronx. It was formed in 1985 and commenced full operations in 1992. Ownership levels at the time of the transaction were:

Company	Pct. Ownership
TransCanada Pipelines	44.48%
Dominion Resources	24.72%
National Grid	20.40%
NJR Midstream	5.53%
Iberdrola, USA	4.87%
TOTAL	100.00%

TRANSACTION DETAILS

NJR Midstream agreed to contribute its ownership interests to Dominion Midstream Partners, L.P. (DM) in exchange for approximately 1.8 million of newly-issued units of DM, equating to approximately $61.1 million, the agreed-upon value under the transaction documents. By doing so, NJR Midstream gains a stake in other DM investments, such as its preferred equity interest in the Cove Point LNG facility and other DM assets, thus diversifying NJR Midstream’s risk profile. The multiple for the transaction is approximately 9.8x Iroquois’ 2015 estimated EBITDA. The exchange generates a pre-tax gain of approximately $38 million that will be deferred, and recognized when and if the partnership units are sold in the future. Changes in value will be recorded in Other Comprehensive Income.

NJR Midstream will also be entitled to receive quarterly distributions that are paid by DM to its unitholders, which most recently correspond to an annualized distribution rate of $0.75 per unit. DM has stated its long-term cash distribution growth goal is 22 percent. NJR expects the percentage of net financial earnings (NFE) from NJR Midstream to remain at 5 to 10 percent.

NJR has agreed to certain transfer restrictions applicable to such units including, with certain exceptions, a general one-year lockup period, and would be granted certain registration rights and piggyback registration rights with respect to future DM equity offerings.

The closing of this transaction is subject to clearance under the Hart-Scott-Rodino Act, as well as other customary closing conditions, and is expected to close before the end of NJR’s current fiscal year.

FORWARD LOOKING STATEMENTS

This investor fact sheet release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this release includes, but is not limited to, certain statements regarding NJR’s forecasted share of NFE from Midstream during and beyond fiscal 2015, the planned exchange of NJR’s interest in IGTS for a stake in DM and the receipt of dividends from DM.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, conditions to closing of the IGTS transaction, including regulatory approval; risks associated with the management of the Company’s joint ventures and partnerships; risks associated with our investment in the common units of DM; operating risks incidental to handling, storing, transporting and providing customers with natural gas; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events on our operations and customers. The aforementioned factors are detailed in the “Risk Factors” sections of our Annual Report on Form 10-K filed on November 25, 2014, as filed with the Securities and Exchange Commission (SEC), which is available on the SEC’s website at sec.gov. Information included in this release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information

This investor fact sheet includes the non-GAAP measure NFE. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

Management uses non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7 and most recent Form 10-Q, Part I, Item 2.

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ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that provides safe and reliable natural gas and clean energy services, including transportation, distribution and asset management. With annual revenues in excess of $3 billion, NJR is comprised of five primary businesses:

•	New Jersey Natural Gas is NJR’s principal subsidiary that operates and maintains over 7,000 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris and Middlesex counties.

•	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.

•	NJR Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of over 130 megawatts, providing residential and commercial customers with low-carbon solutions.

•	NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its equity ownership in a natural gas storage facility and the planned stake in Dominion Midstream Partners, L.P.

•	NJR Home Services provides heating, central air conditioning, standby generators, solar and other indoor and outdoor comfort products to residential homes and businesses throughout New Jersey and serves approximately 117,000 service contract customers.

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